UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2009 (June 11, 2009)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

990 Highland Drive, Suite 206 Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 720-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Material Definitive Agreement

On June 11, 2009, the Company agreed to modify its Promissory Note agreement with 11 Good Energy, Inc. to accelerate payment of the Note and receive $297,057 from 11 Good Energy, Inc., representing all principal, interest and fees due on the Note.

The Company also agreed to grant Frederick C. Berndt, a former director of Surge and Chief Executive Officer of 11 Good Energy, Inc., an option to purchase the 500,000 shares of Common Stock of 11 Good Energy owned by Surge for a total of $500,000 (at $1.00 per share) until the close of business on September 21, 2009 and cancel the stock purchase warrant previously issued to Mr. Berndt for 1,000,000 shares of Surge at $0.75 per share.

Item 99.1  Financial Statements and Exhibits.

(d)   Exhibits

10.77	Memorandum of Agreement between Surge Global Energy, Inc. and Frederick C. Berndt dated June 11, 2009. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: June 17, 2009	By: /s/ E. Jamie Schloss
E. Jamie Schloss, Chief Executive Officer